EXHIBIT 22

                                  SUBSIDIARIES


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                                                                      EXHIBIT 22


                         SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)


                                                                     State of
                                                     Percentage    Incorporation
                                                         of             or
Parent                        Subsidiary              Ownership     Organization
------                        ----------              ---------    -------------
First Robinson Financial      First Robinson Savings     100%         Federal
Corporation                   and Loan, F.A.

First Robinson Savings        First Robinson Service     100%         Illinois
and Loan Association, F.A.    Corporation, Inc.


         It is contemplated that the financial statements of the Registrant will be consolidated with First Robinson Savings and Loan, F.A.